UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Authentidate Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive

Berkeley Heights, NJ 07922

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on January 20, 2016

To the Stockholders of

AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. (“Authentidate”) will be held at Connell Corporate Center, 300 Connell Drive, Berkeley Heights, New Jersey 07922 on January 20, 2016 at 10:00 a.m., Eastern time. This Special Meeting of Stockholders is being held for the following purposes:

1.	To approve an amendment to Authentidate’s Certificate of Incorporation, as amended, to effect a reverse stock split of Authentidate’s common stock, at a split ratio of not less than one-for-two and not more than one-for-ten, to be effective, if at all, at such time as Authentidate’s Board of Directors shall determine, in its sole discretion;

2.	To approve an amendment to Authentidate’s Certificate of Incorporation, as amended, to restrict certain transfers of Authentidate’s common stock in order to preserve the tax treatment of its net operating losses and other tax benefits;

3.	To approve the full conversion of an aggregate principal amount of $900,000 of outstanding convertible debt securities issued in June 2015 into shares of Authentidate’s common stock and the full exercise of 3,626,667 outstanding common stock purchase warrants issued to the holders of the subject convertible debt securities; and

4.	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1, 2 or 3.

The close of business on December 4, 2015 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of Authentidate’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the record date, Authentidate had 42,760,609 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

You are cordially invited to attend the Special Meeting. Whether or not you expect to attend the meeting, it is important that your shares be represented and voted at the Special Meeting. To ensure that your shares are represented and voted at the meeting, please either vote your shares electronically over the internet or by telephone, or if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Please vote as promptly as possible in order to ensure your representation at the meeting. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person. If you do attend the Special Meeting, you may revoke any prior proxy and vote your shares in person if you wish to do so. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

Your vote is important. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Regan & Associates, Inc., at 1(800)737-3426 or (212)587-3005.

THE AUTHENTIDATE BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, AUTHENTIDATE AND ITS STOCKHOLDERS AND HAS APPROVED EACH SUCH PROPOSAL. THE AUTHENTIDATE BOARD OF DIRECTORS RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders on January 20, 2016

The Proxy Statement is available at: http://www.cstproxy.com/authentidate/sm2016

By Order of the Board of Directors,

Charles C. Lucas, Chairman of the Board

Dated: December 10, 2015

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AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive

Berkeley Heights, NJ 07922

PROXY STATEMENT

for

Special Meeting of Stockholders

To Be Held on January 20, 2016

This proxy statement and the accompanying form of proxy have been mailed on or about December 10, 2015 to the stockholders of record of shares of common stock as of December 4, 2015, of Authentidate Holding Corp., a Delaware corporation (“Authentidate”, “us”, “our”, or the “company”), in connection with the solicitation of proxies by the board of directors of Authentidate for use at a special meeting of stockholders to be held at 10:00 a.m. (Eastern time) at the company’s corporate headquarters, located at Connell Corporate Center, 300 Connell Drive, Berkeley Heights, New Jersey 07922 on January 20, 2016 and at any adjournment or postponement thereof (the “Special Meeting”).

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On December 4, 2015 (the “Record Date”), there were issued and outstanding 42,760,609 shares of common stock entitled to attend and vote upon the proposals at the Special Meeting. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each share of common stock is entitled to one vote on each matter submitted to stockholders.

Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the approval of an amendment to Authentidate’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (“the Reverse Stock Split”) of Authentidate’s common stock, at a split ratio of not less than one-for-two and not more than one-for-ten, to be effective, if at all, at such time as Authentidate’s Board of Directors shall determine, in its sole discretion;

2.	FOR the approval of an amendment to Authentidate’s Certificate of Incorporation to restrict certain transfers of our common stock in order to preserve the tax treatment of our net operating losses and other tax benefits;

3.	FOR the approval of the full conversion of an aggregate principal amount of $900,000 of outstanding convertible debt securities issued in June 2015 into shares of common stock and the full exercise of 3,626,667 outstanding common stock purchase warrants issued to the holders of the subject convertible debt securities; and

4.	FOR the authorization of an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1, 2 or 3.

Please note that holders of our outstanding convertible debentures issued in June 2015 are not entitled to vote any shares of common stock received upon the conversion of such debentures or the exercise of the warrants issued to them in such transaction (to the extent that any debentures are converted or warrants are exercised prior to the Record Date) on Proposal 3, but such holders are entitled to vote such shares on the other proposals described in this proxy statement and any other business that may properly come before the meeting or any adjournment or postponement thereof.

Quorum

Under our bylaws, a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting as of the Record Date must be present at the meeting, either in person or by proxy, in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of determining whether there is a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Vote Required

The approval of the Reverse Stock Split within a range of one for two to one for ten (Proposal 1) and the approval of the amendment to the Certificate of Incorporation to restrict certain transfers of common stock in order to preserve tax benefits (Proposal 2) require the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock having voting power outstanding on the Record Date for the Special Meeting. A failure to submit a proxy card or vote at the Special Meeting, or an abstention, or “broker non-vote” for Proposal 1 or Proposal 2 will have the same effect as a vote against the approval of such proposal.

The approval of the issuance of common stock upon the full conversion of the convertible debt and full exercise of certain warrants (Proposal 3) and the approval of the authority to adjourn the Special Meeting if necessary (Proposal 4) each require the affirmative vote of the majority of votes properly cast on the proposal (not counting “abstentions” or “broker non-votes” as votes cast). A properly executed proxy marked “abstain” with respect to Proposals 3 and 4 will not be voted and will have the effect of a negative vote. A failure to submit a proxy card or vote at the Special Meeting, or “broker non-vote”, will have no effect on the outcome of Proposals 3 or 4.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the Special Meeting, unless a greater percentage is required either by law or by our Amended Certificate of Incorporation or bylaws. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Special Meeting. The board of directors is not currently aware of any such other matters.

Manner of Voting

You may vote in person by attending the meeting or by completing and returning a proxy or voting information form by mail, by telephone or electronically, using the Internet. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card or voting instruction form and are summarized below. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

If you are a stockholder of record of Authentidate, you may provide your proxy instructions in one of two different ways. First, you can mail your signed proxy card in the enclosed return envelope. Second, you may also provide your proxy instructions via telephone or the Internet by following the instructions on your proxy card or voting instruction form. Please provide your proxy instructions only once, unless you are revoking a previously delivered proxy instruction, and as soon as possible so that your shares can be voted at the Special Meeting. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that the proxy was authorized by the stockholder. The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may vote your shares by proxy without attending the Special Meeting. Depending on how you hold your shares, you may vote your shares in one of the following ways:

Stockholders of Record: For Shares Registered in Your Name

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

By Internet—If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card or voting instruction form.

By Telephone—You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the proxy card or voting instruction form.

In Person at the Special Meeting—If you choose to vote in person, you can attend the Special Meeting and cast your vote in person. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the Special Meeting and we will provide the stockholder with a ballot. If you are a beneficial owner of shares, however, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot to be able to vote at the Special Meeting.

If you are a stockholder of record, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with the proposals described in this proxy statement. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted FOR all of the proposals described in this proxy statement. If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the enclosed proxy card or in person at the Special Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” each of the Proposals described in this Proxy Statement.

Beneficial Stockholders: For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in “street name” receive instructions for granting proxies from their banks, brokers or other agents, rather than using the Company’s proxy card. If you are a beneficial owner of your shares, you should have received a Voting Instruction Form from the broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below.

Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. Shares held beneficially may be voted in person at the Special Meeting only if you contact the broker or nominee giving you the right to vote the shares and obtain a legal proxy from such broker or nominee.

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether The NASDAQ Stock Market (“NASDAQ”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on any of the Proposals contained in this proxy statement without your instructions. To make sure that your vote is counted, you should instruct your broker to vote your shares, following the procedures provided by your broker. If you are a beneficial owner, the failure to return your proxy card or otherwise provide voting instructions will have the same effect as voting against Proposal Nos. 1 and 2, but will not have an effect of Proposal Nos. 3 and 4 and your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.

Revocation of Proxies

Any proxy may be revoked at any time before it is voted. Authentidate stockholders of record, other than those Authentidate stockholders who are parties to voting agreements, may change their vote at any time before their proxy is voted at the Special Meeting in one of three ways. First, a stockholder of record of Authentidate can send a written notice to the Chief Executive Officer or Secretary of Authentidate stating that it would like to revoke its proxy. Second, a stockholder of record of Authentidate can submit new proxy instructions either on a new proxy card or via telephone or the Internet. Third, a stockholder of record of Authentidate can attend the Special Meeting and vote in person. Attendance alone will not revoke a proxy. If an Authentidate stockholder of record or a stockholder who owns Authentidate shares in “street name” has instructed a broker to vote its shares of Authentidate common stock, the stockholder must follow directions received from its broker to change those instructions. The most current proxy card or telephone or Internet proxy is the one that is counted.

Voting Agreements

We are seeking to obtain voting agreements with each of our current officers and directors and certain holders of our common stock and other equity securities, holding in the aggregate approximately 9,455,954 outstanding shares of our common stock, or approximately 22.1% of our outstanding common stock as of the Record Date. If these voting agreements are executed, these persons will vote all of their voting securities in favor of Proposal 1 and Proposal 2 and grant a proxy to vote such shares in favor of these proposals. In addition, the voting agreements will place restrictions on the transfer of the shares of our common stock held by the respective signatory stockholders.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. Rules adopted by the Securities and Exchange Commission (the “SEC”) allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. We have chosen to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Our principal executive offices are located at Connell Corporate Center, 300 Connell Drive, Berkeley Heights, NJ 07922. Our telephone number is (908) 787-1700.

Authentidate has engaged Regan & Associates, Inc., a proxy solicitation firm, to solicit proxies from Authentidate stockholders. Under the agreement between Authentidate and Regan & Associates, Inc. relating to the retention of Regan & Associates, Inc., the company will be paying a fee of $10,500.00. Regan & Associates, Inc. expects that approximately 10 of its employees will assist in the solicitation of proxies.

If you are an Authentidate stockholder and would like additional copies, without charge, of this proxy statement or if you have questions about the proposals including the procedures for voting your shares you should contact Regan & Associates, Inc., Authentidate’s proxy solicitor at the following address and telephone number.

Regan & Associates, Inc.

505 Eighth Avenue – Suite 800

New York, New York 10018

info@reganproxy.com

Stockholders Call Toll Free 1(800) 737-3426

Banks and Brokers Call: (212) 587-3005

Authentidate Holding Corp.

300 Connell Drive

Berkeley Heights, New Jersey 07922

Attn: William A. Marshall, Chief Financial Officer,

Tel: (908) 787-1700

Email:wmarshall@authentidate.com

Recommendations of the Board of Directors

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR the approval of an amendment to the Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock, at a split ratio of not less than one-for-two and not more than one-for-ten, to be effective, if at all, at such time as Authentidate’s board of directors shall determine, in its sole discretion (see Proposal 1);

•	FOR the approval of an amendment to the Certificate of Incorporation, as amended, to restrict certain transfers of our common stock in order to preserve the tax treatment of our net operating losses and other tax benefits (see Proposal 2);

•	FOR the approval of the full conversion of an aggregate principal amount of $900,000 of outstanding convertible debt securities issued in June 2015 into shares of common stock and the full exercise of 3,626,667 outstanding common stock purchase warrants issued to the holders of the convertible debt securities (see Proposal 3); and

•	FOR the authorization of an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 or 3 (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at this Special Meeting are Authentidate’s common stock. Each share entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, there were 42,760,609 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of Authentidate’s common stock; (ii) each of the Authentidate directors; (iii) each of the Authentidate named executive officers; and (iv) all of the current directors and executive officers of Authentidate as a group. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the Record Date, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. As stated above, we are seeking to obtain voting agreements with each of the persons listed in the following table. If these voting agreements are executed, these persons will vote all of their voting securities in favor of Proposal 1 and Proposal 2 and grant to Authentidate a proxy to vote such shares in favor of these proposals.

	Common Stock
Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
5% Stockholders
Lazarus Investment Partners LLLP 3200 Cherry Creek South Drive, Suite 670 Denver, Colorado 80209	14,763,709	(1)	29.0%

Directors and Executive Officers

Charles C. Lucas III c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	789,307	(2)	1.8%

Ian C. Bonnet c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	250,000	(3)	*

William P. Henry c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	892,561	(4)	2.0%

	Common Stock
Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
Roy E. Beauchamp c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	326,270	(5)	*

Todd A. Borus, M.D. c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	650,146	(6)	1.5%

Marc A. Horowitz c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	330,486	(7)	*

J. David Luce c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	1,378,735	(8)	3.2%

William A. Marshall c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive Berkeley Heights, NJ 07922	685,074	(9)	1.6%

All current directors and executive officers as a group(2)(3)(4)(5)(6)(7)(8)(9)	5,305,579		11.5%

++	Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that it beneficially owns.
#	Based on the number of shares of common stock outstanding as of the Record Date.
*	Represents less than 1% of the issued and outstanding shares of common stock as of the Record Date.
(1)

Based on Schedule 13D/A filed by the listed stockholder on November 17, 2015. The securities reported on this table as beneficially owned by Lazarus Management Company, LLC (“Lazarus Management”) are held by or for the benefit of Lazarus Investment Partners LLLP (“Lazarus Partners”). Includes warrants to purchase an aggregate of 6,233,636 shares of common stock and 1,842,113 shares of common stock which may be issued upon conversion of 200,000 shares of Series D preferred stock. Also includes 7,500 shares of common stock beneficially owned by Lazarus Macro Micro Partners LLLP; Lazarus Investment Partners LLLP holds no interest in these securities and Lazarus Management Company LLC and Justin B. Borus disclaims beneficial ownership except to the extent of their pecuniary interest therein. Lazarus Management, as the investment adviser and general partner of Lazarus Partners, and Justin B. Borus, as the managing member of Lazarus Management, may be deemed to beneficially own the securities held by Lazarus Partners for the purposes of Rule 13d-3 of the Securities Exchange Act of 1934, insofar as they may be deemed to have the power to direct the voting or disposition of those securities. Neither the filing of this report nor any of its contents shall be deemed to constitute an admission that Lazarus Management or Mr. Borus is, for any other purpose, the beneficial owner of any of the securities, and each of Lazarus

Management and Mr. Borus disclaims beneficial ownership as to the securities, except to the extent of his or its pecuniary interests therein.
(2)	Includes vested options to purchase 784,307 shares of common stock.
(3)	Includes 250,000 shares of common stock and excludes unvested options to purchase 300,000 shares of common stock.
(4)	Includes vested options to purchase 892,561 shares of common stock; of this amount options to purchase 375,000 shares of common stock are not exercisable until the company obtains the approval of its stockholders to increase the number of shares of common stock available for issuance pursuant to awards granted under the 2011 Omnibus Equity Compensation Plan.
(5)	Includes vested options to purchase 326,270 shares of common stock.
(6)	Includes vested options to purchase 508,179 shares of common stock, warrants to purchase 35,982 shares of common stock and 23,026 shares of common stock issuable upon conversion of 2,500 shares of Series D preferred stock. Dr. Borus is the brother of the manager of the general partner of Lazarus Investment Partners, LLLP; however, Dr. Borus expressly disclaims beneficial ownership interest in our securities which are beneficially owned by Lazarus Investment Partners.
(7)	Includes vested options to purchase 330,486 shares of common stock.
(8)	Includes vested options to purchase 220,000 shares of common stock. Includes 753,105 shares of common stock owned by affiliated entities and 17,487 shares of common stock owned by his spouse. Excludes unvested options to purchase 125,000 shares of common stock. Excludes warrants to purchase an aggregate of 5,474,829 shares of common stock issued in connection with our issuances of secured notes during 2012 and our sale of Series D preferred stock, which are held by an entity affiliated with the reporting person and his spouse, which warrants contain a blocker provision under which the holder thereof does not have the right to exercise such warrants to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.99% of our common stock. Also excludes 2,440,799 shares of common stock issuable upon conversion of an aggregate of 265,000 shares of Series D preferred stock which were issued June 20, 2013 in our Series D preferred stock financing to an entity affiliated with the reporting person and his spouse, which securities contain a blocker provision under which the holder thereof does not have the right to convert such securities to the extent that such event would result in the holder or any of its affiliates acquiring more than 4.99% of our common stock.
(9)	Includes vested options to purchase 175,000 shares of common stock, warrants to purchase 225,167 shares of common stock and 92,106 shares of common stock issuable upon conversion of 10,000 shares of Series D preferred stock. Excludes unvested options to purchase 71,500 shares of common stock and 115,514 restricted stock units which are subject to vesting requirements.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR AMENDED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

General

At our Special Meeting, holders of our common stock are being asked to approve the proposal that Article Fourth of our Certificate of Incorporation be amended to effect a reverse stock split of the issued and outstanding shares of common stock at a split ratio of not less than one-for-two and not more than one-for-ten, to be effective, if at all, at such time as Authentidate’s board of directors shall determine, in its sole discretion. The full text of the proposed amendment to our Amended Certificate of Incorporation is attached to this Proxy Statement as Exhibit A. If approved by the stockholders, the Reverse Stock Split would become effective at a time, and at a ratio, to be designated by the board of directors within the range specified above. The board of directors may effect only one Reverse Stock Split as a result of this authorization. The board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, the listing requirements of NASDAQ, and the status of the proposed business combination transaction between Authentidate and Peachstate Health Management LLC, d/b/a AEON Clinical Laboratories (the “Transaction”). Even if the stockholders approve the Reverse Stock Split, we reserve the right not to effect the Reverse Stock Split if the board does not deem it to be in the best interests of Authentidate and its stockholders to effect the Reverse Stock Split, or if the proposed Transaction does not come to fruition.

Depending on the ratio for the Reverse Stock Split determined by our board of directors, a number of shares of our existing common stock, as determined by the board of directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, in an amount which will depend upon the Reverse Stock Split ratio determined by our board of directors. The amendment to the company’s Certificate of Incorporation that is filed to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our board of directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned. The proposed amendment to our Amended Certificate of Incorporation to effect the Reverse Stock Split, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or any issued or undesignated preferred stock. The par value of our common stock will remain $0.001 and the par value of our preferred stock will remain $0.10.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the proposed amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the company and its stockholders. If approved by our stockholders at the Special Meeting, the Reverse Stock Split currently is expected to be implemented immediately following the conclusion of the Special Meeting. Our board of directors reserves its right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our company and its stockholders. The Reverse Stock Split, if authorized pursuant to this resolution and if deemed by the board to be in the best interests of Authentidate and its stockholders, will be effected, if at all, no later than the one year anniversary of the Special Meeting, or January 20, 2017.

In lieu of issuing fractional shares of common stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Stock Split will be entitled to receive cash (without interest) in lieu of such fractional shares determined by multiplying (i) the fractional share interest to which the stockholder would otherwise be entitled, after taking into account all shares of common stock then held by the stockholder immediately prior to the effective time of the Reverse Stock Split, and (ii) the average closing sale price of shares of our common stock for the ten trading days immediately prior to the effective time of the Reverse Stock Split as officially reported by NASDAQ.

As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the Reverse Stock Split, other than (i) an aggregate of 49,940,451 shares of common stock (on a pre-split basis) reserved for issuance underlying currently outstanding options, warrants, restricted stock units, shares of convertible preferred stock, and convertible debentures, (ii) in connection with the restructuring of $1,450,000 of outstanding notes, and (iii) as is contemplated in furtherance of the Transaction. The foregoing amount does not include the additional shares of common stock we may issue in lieu of the payment of cash dividends on the outstanding shares of preferred stock.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on November 19, 2015 (the “Form 8-K”), we entered into a definitive Agreement and Plan of Merger (“Merger Agreement”) with Peachstate Health Management LLC, d/b/a AEON Clinical Laboratories (“AEON”) and a newly formed acquisition subsidiary of our company whereby AEON will become a wholly-owned subsidiary of the company through the merger of the newly formed acquisition subsidiary of the company into AEON. In accordance with the Merger Agreement, the members of AEON prior to the effective time of the merger will become the holders of shares of newly created Series E Preferred Convertible Stock, par value $0.10 per share (the “Series E Preferred Stock”), of Authentidate, issuable in tranches as described in the Form 8-K.

Briefly stated, in the event that all of the earnings targets for the Transaction are satisfied, we would be required to issue to the AEON members shares of our Series E Preferred Stock convertible into up to 90% of our issued and outstanding shares of our common stock on a fully diluted basis, as defined in the Merger Agreement. As of the Record Date, in the event that all of the additional shares of Series E Preferred stock are earned, the shares of Series E Preferred stock would represent an additional 693,234,054 shares of our common stock (without giving effect to any reverse stock split described in this Proposal 1). As of the Record Date, no shares of Series E Preferred Stock are issued or outstanding, and such shares will not be voting at the Special Meeting on the matters being submitted for a vote of our stockholders.

We are not seeking approval at the Special Meeting from our stockholders for the issuance of any shares of Series E Preferred Stock or the issuance of any underlying shares of common stock. We expect to make an additional and separate proxy filing in February 2016 and hold a separate special meeting prior to June 1, 2016 to obtain such approval. The three Proposals being submitted for a vote at the Special Meeting being held on January 20, 2016 are not contingent upon the Transaction with AEON being completed.

Background and Purpose for the Reverse Stock Split

Our board of directors is submitting the Reverse Stock Split to Authentidate’s stockholders for approval with the primary intent of ensuring that the price of the company’s common stock is increased to the level necessary for the company to meet the initial listing application criteria of NASDAQ. In accordance with those listing standards, we will be required to have a minimum bid price of our common stock of at least $4.00 upon the completion of the Transaction. See the discussion below under the “NASDAQ Listing Requirements.” A failure to satisfy such minimum bid price requirements may subject the company to the NASDAQ’s procedures for independent review, suspension from listing, or delisting. However, in the event that the Transaction does not proceed, the board may determine to implement a reverse split so as to regain compliance with the $1.00 minimum bid price requirement applicable for continued listing on NASDAQ in a further effort to retain the listing of its common stock on NASDAQ. By reducing the number of shares of common stock outstanding and thereby increasing the stock price of our common stock, we will mitigate the risk of non-compliance with such NASDAQ listing requirements. In addition, the board believes that a higher stock price may help generate investor interest in the company and help attract, retain and motivate employees. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the best interests of the company and its stockholders.

NASDAQ Listing Requirements

Our common stock is quoted on the NASDAQ Capital Market under the symbol “ADAT.” Under the NASDAQ Listing Rule 5110(a), a NASDAQ listed corporation must apply for initial listing in connection with a transaction whereby the NASDAQ listed corporation combines with a non-NASDAQ entity, resulting in a change of control of the NASDAQ listed corporation and potentially allowing the non-NASDAQ entity to obtain a NASDAQ listing. We have been advised by NASDAQ that the Transaction would constitute a change of control under NASDAQ Rule 5110(a). We anticipate submitting with NASDAQ an application for the initial listing of the common stock of the combined entity prior to the date of the Special Meeting. As stated above, in accordance with those listing standards, we will be required to have a minimum bid price of our common stock of at least $4.00 per share upon the completion of the Transaction. To achieve a minimum bid price of our common stock of at least $4.00 per share, our board would need to implement a Reverse Stock Split ratio of approximately six for one share, based on the closing price of our common stock on the Record Date.

In addition, one of the requirements for continued listing on the NASDAQ is maintenance of a minimum closing bid price of $1.00 (regardless of whether or not the Transaction is completed). As previously disclosed, we were initially notified on January 28, 2015, that the bid price for our common stock had failed to satisfy the minimum bid price requirement and in accordance with the NASDAQ Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), we were provided 180 calendar days, or by July 27, 2015, to regain compliance with the minimum bid price requirement. On July 29, 2015, we received a determination letter from the staff of NASDAQ stating that the company had not regained compliance with the Minimum Bid Price Rule. The NASDAQ determination letter also stated that the company was not eligible for an additional 180-day extension to regain compliance with the Minimum Bid Price Rule because it did not meet the minimum stockholders’ equity initial listing requirement for the NASDAQ Capital Market and that such deficiency serves as an additional basis for delisting. As previously reported, we had received a notification letter from NASDAQ dated May 28, 2015, advising the company of its failure to comply with the required minimum of $2.5 million in stockholders’ equity for continued listing on The NASDAQ Capital Market, pursuant to Listing Rule 5550(b)(1). The company requested a hearing to appeal the NASDAQ staff’s determination and presented its plan to evidence compliance with all applicable criteria for initial listing on The NASDAQ Capital Market upon the completion of the Transaction.

On September 16, 2015, we received written notice that the NASDAQ Hearings Panel (the “Panel”) had determined to grant the request of the company to remain listed on The NASDAQ Stock Market, subject to the condition that, on or before January 25, 2016, the company announce and inform the Panel that the proposed Transaction has closed and that NASDAQ’s Listing Qualifications Staff (the “Staff”) has approved the combined entity’s application for initial listing on NASDAQ. In the event that the company is unable to meet the exception requirement, the Panel will issue a final determination to delist the company’s shares and suspend trading of the company’s shares on The NASDAQ Capital Market.

The board may determine to implement a reverse split regardless of the Transaction so as to regain compliance with the $1.00 Minimum Bid Price Rule applicable for continued listing on the NASDAQ Capital Market. In that event, our board would need to implement a reverse split at a ratio of approximately two for one share, based on the closing price of our common stock on the Record Date. Notwithstanding compliance with the Minimum Bid Price Rule, if we do not regain compliance with the minimum stockholders’ equity listing requirement, we would not be able to maintain our listing on the NASDAQ Capital Market. In either event, if our common shares lose their status on the NASDAQ Capital Market, our shares of common stock would likely trade in the over-the-counter market.

If our shares were to trade on the over-the-counter market, selling our shares of common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted from NASDAQ, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares. Such delisting from the NASDAQ and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

The closing sale price of our common stock on the Record Date was $0.69 per share. Accordingly, our common stock price continues to be below the relevant bid price levels required by NASDAQ.

Potential Increased Investor Interest

In approving the proposal authorizing the Reverse Stock Split, the board of directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Risks Associated with the Reverse Stock Split

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of the success of the Transaction and our business may adversely affect the market price of our common stock. Accordingly, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied.

There is no assurance that:

•	the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•	that we will otherwise meet the requirements for trading on the NASDAQ Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

The purpose of seeking stockholder approval of a range of exchange ratios from 1:2 to 1:10 (rather than a fixed exchange ratio) is to provide us with the flexibility to achieve the desired results of the Reverse Stock Split.

If the stockholders approve the proposal to authorize the board to implement the reverse stock split and the board implements the reverse stock split, we will amend the existing provision of our Amended Certificate of Incorporation relating to our authorized capital to add the following paragraph at the end thereof:

“Upon the effectiveness of the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment to the Certificate of Incorporation, each [*] shares of the Common Stock issued and outstanding as of the date and time that this certificate of amendment is filed, shall be automatically combined, into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued. A holder of record of Common Stock at the effective time (the “Effective Time” as described in Article FIFTH) of the Reverse Stock Split who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the fair market value of the Common Stock, as determined in a reasonable manner by the Board of Directors of the Corporation, on the last trading day prior to the effective date of the Reverse Stock Split. Each certificate that theretofore represented shares of Common Stock prior to the Reverse Stock Split shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified and combined. Upon surrender by a holder of a certificate or certificates for Common Stock, duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split.”

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The amendment will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The Reverse Stock Split will not affect our being subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The principal effects of the Reverse Stock Split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 42,760,609 shares as of the Record Date to a range of 4,276,061 to 21,380,305 shares, depending on the exact split ratio chosen by the board or a committee of the board; (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will, after the effectiveness of the Reverse Stock Split, enable such holders to purchase, upon exercise of their options or warrants, one-half to one-tenth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split, at an exercise price equal to two to ten times the exercise price specified before the Reverse Stock Split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the reverse split; (iii) all outstanding shares of convertible preferred stock and convertible debentures will, after the effectiveness of the reverse split, enable such holders to acquire, upon conversion of such shares of preferred stock and debentures, one-half to one-tenth of the number of shares of common stock which such holders would have been able to acquire upon conversion of their shares of preferred stock or debentures immediately preceding the Reverse Stock Split, at a conversion ratio proportionally adjusted to reflect the specific split ratio determined by the board; and (iv) the number of shares authorized for issuance pursuant to our equity compensation plan will be reduced to one-half to one-tenth of the number of shares currently included in such plan.

The table below shows, as of the Record Date, the number of authorized and issued (or reserved for issuance) shares of our common stock that will result from the listed hypothetical Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Approximate number of shares of common stock outstanding as of the Record Date plus shares of common stock reserved for issuance as of the Record Date, following the Reverse Stock Split
1 for 2	1 for 4	1 for 6	1 for 8	1 for 10

46,350,530	23,175,265	15,450,177	11,587,633	9,270,106

The above table does not include the issuance of shares of common stock underlying the shares of Series E Preferred Stock that we anticipate issuing pursuant to the Transaction. No shares of Series E Preferred Stock are outstanding as of the Record Date. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our board of directors.

Because we will not reduce the number of authorized shares of common stock, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the Reverse Stock Split. These shares may be issued at the board’s discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the certificate of amendment is approved by our stockholders, and if the board of directors still believes that a Reverse Stock Split is in our best interests and the interests of our stockholders, the board will determine the ratio of the Reverse Stock Split to be implemented, within the parameters described in this proposal. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the board or determines to effect the Reverse Stock Split, we would communicate to the public additional details regarding the Reverse Stock Split, including the specific ratio selected by the board and file with the Secretary of State of the State of Delaware the certificate of amendment stating the specific Reverse Stock Split ratio determined by the board to be in the best interests of the company and its stockholders. The board of directors may delay effecting the Reverse Stock Split for up to one year from the date of stockholder approval, without re-soliciting stockholder approval. The Reverse Stock Split will become effective on the effective date of the split as determined by the board. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split, and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “Fractional Shares.”

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average closing sale price of shares of our common stock for the ten trading days immediately prior to the effective time of the Reverse Stock Split as officially reported by NASDAQ. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal except to the extent of their ownership of shares of our common stock.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the Reverse Stock Split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split the board of directors decides to implement, the stated capital component will be reduced to an amount between one-half and one-tenth of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the Reverse Stock Split.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the Reverse Stock Split, the board or a committee of the board will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the exact amount of Reverse Stock Split, if any, the board or committee will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the applicable listing requirements of The NASDAQ Capital Market, our additional funding requirements, and the amount of our authorized but unissued common stock.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of our company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the board of directors and stockholders. Other than the Reverse Stock Split proposal, the board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of our company.

Voting Agreements

We are seeking to obtain voting agreements with each of our current officers and directors and certain holders of our common stock and other equity securities, holding in the aggregate approximately 9,455,954 outstanding shares of our common stock, or approximately 22.1% of our outstanding common stock as of the Record Date. If these voting agreements are executed, these persons will vote all of their voting securities in favor of the reverse split proposal and grant a proxy to vote such shares in favor of these proposals. In addition, the voting agreements will place restrictions on the transfer of the shares of our common stock held by the respective signatory stockholders.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties under any federal tax laws; (b) any such discussion has been included by the company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States federal income tax consequences to “U.S. holders” (as defined below) of our capital stock relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our capital stock that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state or the District of Columbia; (iii) an estate with income subject to United States federal income tax regardless of its source; or (iv) a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds shares of our capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to our stockholders that are subject to special treatment under United States federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or any of our stockholders holding their shares of our capital stock as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax consequences to us, or to our stockholders that own 5% or more of our capital stock, are our affiliates or are not U.S. holders. In addition, this discussion does not address other United States federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a stockholder of our company, the tax treatment of a partner in the partnership or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the Reverse Stock Split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-Reverse Stock Split shares is equal to the fair market value of the pre- Reverse Stock Split shares surrendered in the Reverse Stock Split:

•	A U.S. holder will not recognize any gain or loss as a result of the Reverse Stock Split (except to the extent of cash received in lieu of a fractional share).

•	A U.S. holder’s aggregate tax basis in his, her or its post- Reverse Stock Split shares will be equal to the aggregate tax basis in the pre- Reverse Stock Split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre- Reverse Stock Split shares exchanged for such post- Reverse Stock Split shares that is allocated to any fractional share for which cash is received.

•	A U.S. holder’s holding period for the post- Reverse Stock Split shares will include the period during which such stockholder held the pre- Reverse Stock Split shares surrendered in the Reverse Stock Split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post- Reverse Stock Split shares will be treated as having received the fractional share of post- Reverse Stock Split shares pursuant to the Reverse Stock Split and then as having exchanged the fractional share of post- Reverse Stock Split shares for cash in a redemption by us. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre- Reverse Stock Split shares exchanged in the Reverse Stock Split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-Reverse Stock Split shares is more than one year as of the effective date of the Reverse Stock Split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in our company resulting from the Reverse Stock Split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre- Reverse Stock Split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of our capital stock pursuant to the Reverse Stock Split are subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States federal income tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required and Board Recommendation

Approval of the amendment to our Amended Certificate of Incorporation to effect the Reverse Stock Split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE AMENDED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK RANGING FROM TWO (2) TO TEN (10) SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK).

PROPOSAL NO. 2

PROPOSAL TO ADOPT A PROTECTIVE AMENDMENT

RESTRICTING STOCK TRANSFERS

Our board of directors recommends that stockholders adopt an amendment to our Certificate of Incorporation in order to prevent certain transfers of our common stock (the “Protective Amendment”). The Protective Amendment is designed to prevent certain transfers of common stock that could result in an ownership change under Section 382 of the Internal Revenue Code (the “Code”) and, therefore, materially inhibit our ability to successfully utilize our net operating losses under federal tax laws which would otherwise allow us to reduce our future income tax liability, and thereby increase our net income. The board believes it is in our and our stockholders’ best interests to preserve these favorable tax treatments and to adopt the Protective Amendment to help avoid this result.

Background to this Proposal

Our business operations have generated significant net operating losses and other tax benefits (collectively, “NOLs”). Under federal tax laws, we generally can use our NOLs and substantial tax attributes associated with the NOLs and research tax credits (collectively, the “Tax Attributes”) to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years. At June 30, 2015, the company had total federal and state tax NOLs of approximately $162 million and $60 million, respectively. If not utilized, the federal operating loss carry-forwards will expire beginning in 2019 through 2035, and the state net operating loss carry-forwards will expire beginning in 2016 through 2035.

The benefits of our NOLs would be reduced or eliminated, and our use of the NOLs would be substantially delayed (or eliminated) if we experience an “ownership change,” as determined under the Code. Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of stock owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 of the Code and the regulations and guidance thereunder). If an ownership change were to occur, the limitations imposed by Section 382 could result in all or a material amount of our NOLs expiring unused. This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change.

After careful consideration, the board determined to adopt the Protective Amendment to our Certificate of Incorporation, as amended (the “Protective Amendment”). The Protective Amendment, which is designed to block transfers of common stock that could result in an ownership change, is described below in this Proposal 2, and its full terms can be found in the accompanying Exhibit B.

We are asking stockholders to approve the Protective Amendment because we believe that the Protective Amendment is an effective and efficient way to preserve the benefits of our NOLs and Tax Attributes for long-term stockholder value. The board urges stockholders to carefully read the proposal, the items discussed below under the heading “Certain Considerations Related to the Protective Amendment” and the full terms of the Protective Amendment. The board has adopted the Protective Amendment, but the Protective Amendment requires stockholder adoption to be implemented. The board believes that the Protective Amendment will serve as an important tool to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs and Tax Attributes. Accordingly, the board recommends that stockholders adopt the Protective Amendment.

Background Discussion of Internal Revenue Code and NOLs

The purpose of the Protective Amendment is to assist us in protecting long-term value to the company of its accumulated NOLs. Generally, an entity such as ours is permitted to carryback its NOLs as far as the two years preceding the year of the loss, or carryover the NOL as far forward as 20 years following the year of the loss. These NOLs provide a dollar-for-dollar reduction of future or past taxable income and are valuable assets in the hands of a profitable corporation. Assuming that the Transaction is completed, we anticipate that the combined entities will generate a substantial amount of income which could be offset by the NOLs that have been accumulated. As described more thoroughly below, under federal tax regulations and Section 382 of the Code, a transfer of a significant level of our common stock—an ownership change—could negatively impact the ability of a company such as ours, to avail itself of existing NOLs. In the event that there is an ownership change, a loss corporation’s use of its accumulated NOLs will be subject to an annual limitation. By limiting direct or indirect transfers of common stock that could affect the percentage of stock that is treated as being owned by a holder of 4.9% of the outstanding common stock, we are attempting to preserve our ability to utilize our NOLs against future income.

As stated previously, we have, as of June 30, 2015, accumulated federal tax-based NOLs of approximately $162 million. Under current IRS rules and Section 382 of the Code, there is a three year look-back at any given time to determine whether an ownership shift or change of control has occurred which would reduce or negate the ability to utilize NOLs. An ownership change occurs upon (i) a more than 50 percentage point increase in the ownership of the loss corporation’s stock (ii) by one or more shareholders owning at least 5% of the loss corporation’s stock (iii) looking back over the preceding three years. An ownership change does not require that the stock be acquired by a single entity or group of related entities, nor does it require the stock be acquired in a single transaction. Accordingly, an ownership change may be triggered by a single entity purchasing 51% of a loss corporation’s stock in a single transaction or by ten unrelated individuals each purchasing 5.1% of the loss corporation’s stock through a series of transactions over a period of three years.

The board of directors, in its consideration of the Protective Amendment, determined the NOLs to be a highly valuable asset of Authentidate, and did not condition adoption of the Protective Amendment upon consummation of the Transaction. The Protective Amendment would be implemented regardless of the consummation of the Transaction.

In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases. In order to implement these transfer restrictions, the Protective Amendment must be adopted. The board has adopted resolutions approving and declaring the advisability of amending our Certificate of Incorporation, as amended, as described below and as provided in Exhibit B, subject to stockholder approval.

Description of Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is contained in a proposed new Article Eleventh of our Amended Certificate of Incorporation and can be found in the Exhibit B. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers. The Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of common stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

•	increase the direct or indirect ownership of common stock by any Person or Persons (as defined below) from less than 4.9% to 4.9% or more of the outstanding common stock; or

•	increase the ownership percentage of a Person owning or deemed to own 4.9% or more of the outstanding common stock.

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of common stock would exceed the 4.9% thresholds discussed above, or to Persons whose direct or indirect ownership of common stock would by attribution cause another Person to exceed such threshold. Complicated common stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.9% stockholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of common stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of common stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of common stock, or prohibit ownership (thus requiring dispositions) of common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to the common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of common stock owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving common stock in respect of their exercise. In this Proxy Statement, common stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and Tax Attributes and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of the Delaware General Corporation Law but that would cause any stockholder of 4.9% or more of our stock to violate the Protective Amendment, the following procedure will apply in lieu of those described above: In such case, such stockholder and/or any person whose ownership of our securities is attributed to such stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions. In order to facilitate sales by stockholders into the market, the Protective Amendment permits otherwise prohibited transfers of common stock where the transferee is a public group. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 4.9% stockholder. Further, in light of the pending Transaction, the Protective Amendment would exclude from the definition of prohibited transfers, the issuance by the company of additional shares of preferred stock pursuant to the Agreement and Plan of Merger by and among Authentidate, RMS Merger Sub, LLC, and Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories.

In addition, our board will have the discretion to approve a transfer of common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests. If the board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs and Tax Attributes. In deciding whether to grant a waiver, the board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs and Tax Attributes under Section 382. If the board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our stockholders will be notified of any such determination through a filing with the SEC or such other method of notice as our Secretary shall deem appropriate.

The board may establish, modify, amend or rescind our Bylaws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs and Tax Attributes.

Implementation and Expiration of the Protective Amendment

If our stockholders adopt the Protective Amendment, we intend to file promptly the Protective Amendment with the Secretary of State of the State of Delaware, whereupon the Protective Amendment will become effective. We intend thereafter to enforce the restrictions in the Protective Amendment to preserve the future use of our NOLs and Tax Attributes. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form and to disclose such restrictions to the public generally.

The Protective Amendment would expire on the earliest of (i) the repeal of Section 382 of the Code or any successor statute if the board of directors determines that the Protective Amendment is no longer necessary for the preservation of our NOLs and Tax Attributes, (ii) the beginning of our taxable year where the board of directors determines that none of our NOLs may be carried forward, (iii) such date as the board of directors determines that it is our best interest and those of our stockholders for the transfer limitations in the Protective Amendment to expire, or (iv) the date that is three years after the effective date of the Protective Amendment.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•	Our board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests.

•	Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). However, a court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation or class of stockholders.

•	Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective.

As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•	Stockholders who each own less than 5% of the outstanding stock are generally (but not always) grouped together as separate “5-percent stockholders” (referred to as “public groups”) for purposes of Section 382. Transactions in the public markets among stockholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•	There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities. Ownership is often attributed to pooled investment vehicles, such as mutual funds and hedge funds, but also to investment vehicles which coordinate their investment activities.

•	Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•	Our redemption or buyback of common stock may increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

Voting Agreements

We are seeking to obtain voting agreements with each of our current officers and directors and certain holders of our common stock and other equity securities, holding in the aggregate approximately 9,455,954 outstanding shares of our common stock, or approximately 22.1% of our outstanding common stock as of the Record Date. If these voting agreements are executed, these persons will vote all of their voting securities in favor of Proposal 2 and grant a proxy to vote such shares in favor of these proposals. In addition, the voting agreements will place restrictions on the transfer of the shares of our common stock held by the respective signatory stockholders. Three of the anticipated signatories to the voting agreement either presently hold in excess of 4.9% of our common stock or may hold, upon the conversion or exercise of derivative securities held by them following the wavier of certain blocker provisions, in excess of 4.9% of our common stock.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to this proposal, and we will not independently provide stockholders with any such right.

Certain Considerations Related to the Protective Amendment

Our board believes that attempting to protect the tax benefits of our NOLs as described above under “Background to Proposal” is in our and our stockholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted. Please consider the items discussed below in voting on Proposal No. 2.

The Internal Revenue Service (“IRS”) could challenge the amount of our NOLs or claim we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. We believe that as of June 30, 2015, we have NOLs for federal tax purposes of approximately $162 million. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the Protective Amendment is adopted.

Continued Risk of Ownership Change

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot assure you that they would prevent all transfers of common stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of common stock will be enforceable against all stockholders, and they may be subject to challenge on equitable grounds, as discussed above under Proposal No. 2.

Potential Effects on Liquidity

The Protective Amendment may further restrict a stockholder’s ability to acquire, directly or indirectly, additional common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of common stock may be limited by reducing the class of potential acquirers for common stock. In addition, a stockholder’s ownership of common stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of common stock and consult their own legal advisors and/or us to determine whether their ownership of common stock approaches the restricted levels.

Potential Impact on Value

If the Protective Amendment is adopted, the board intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred common stock, to disclose such restrictions to persons holding common stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.9% of the common stock and certain institutional holders who may not be comfortable holding common stock with restrictive legends, may not be able to purchase common stock, the Protective Amendment could depress the value of the common stock in an amount that could more than offset any value preserved from protecting our NOLs.

Anti-Takeover Impact

The reason the board adopted the Protective Amendment is to preserve the long-term value of our NOLs and Tax Attributes. The Protective Amendment, if adopted by our stockholders, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 4.9% of the outstanding common stock and the ability of persons, entities or groups now owning more than 4.9% of the outstanding common stock from acquiring additional common stock without the approval of our board. Accordingly, the overall effects of the Protective Amendment, if adopted by our stockholders, may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Protective Amendment is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Effect of the Protective Amendment if you already own more than 4.9% of the outstanding Common Stock

If you already own more than 4.9% of the outstanding common stock, you would be able to transfer common stock only if the transfer does not increase the percentage of stock ownership of another holder of 4.9% or more of the outstanding common stock or create a new holder of 4.9% or more of the outstanding common stock.

Effect of the Protective Amendment if you own less than 4.9% of the outstanding Common Stock

The Protective Amendment will apply to you, but, so long as you own less than 4.9% of the outstanding common stock you can transfer your common stock to a purchaser who, after the sale, also would own less than 4.9% of the outstanding common stock.

Vote Required and Board Recommendation

Approval of the amendment to our Amended Certificate of Incorporation to adopt the Protective Amendment requires the affirmative vote of a majority of the common stock outstanding and entitled to vote at the Special Meeting. The Protective Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment to our Amended Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to do as soon as practicable after the Protective Amendment is adopted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO ADOPT THE PROTECTIVE AMENDMENT.

PROPOSAL 3

APPROVAL UNDER NASDAQ RULES OF THE FULL CONVERSION OF

OUTSTANDING CONVERTIBLE DEBENTURES AND

FULL EXERCISE OF THE COMMON STOCK PURCHASE WARRANTS

ISSUED IN OUR JUNE 2015 PRIVATE PLACEMENT

Background of Proposal

As discussed in greater detail below, on June 8, 2015, we completed a private placement of convertible debentures in the aggregate principal amount of $900,000 and common stock warrants for 3,626,667 shares with selected institutional and accredited investors. Under the terms of the transaction agreements and applicable NASDAQ Stock Market regulations, the approval of our stockholders is required for the conversion of the entire principal amount of the convertible debentures (the “Debentures”) into common stock and the exercise of all of the outstanding common stock purchase warrants (the “Warrants”) issued to investors in this private placement.

If the stockholders approve this proposal, the holders of the Debentures will have the right to convert such securities into shares of our common stock at the initial conversion rate of $0.25. Presently, the Debentures would be convertible into 3,600,000 shares of common stock at the initial conversion rate, and there are outstanding a total of 3,626,667 Warrants, which would be exercisable in full. As described below, the conversion price of the Debentures is subject to downward adjustment in certain circumstances, including if we issue additional equity securities at a per share price less than the initial conversion price. If stockholder approval is not obtained, we may ultimately be required to repay the aggregate principal amount of Debentures, plus interest, for a total price of $984,000, and the Warrants may not be fully exercisable.

Background of Private Placement

Due to our need to raise additional capital to enable us to continue funding our operations, we negotiated and entered into a securities purchase agreement (the “Purchase Agreement”) on June 8, 2015 with selected institutional and accredited investors (the “Holders”) to sell and issue up to $3.0 million of Debentures and Warrants in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder (the “Private Placement”). In light of our need to raise these funds in a timely manner, we determined that seeking stockholder approval of the private placement prior to closing the transaction was not in the best interests of our company and our stockholders. Therefore, consistent with our obligations under the listing rules of the NASDAQ Stock Market (the “Listing Rules”), we incorporated provisions in the transaction documents that would restrict the conversion of the Debentures and exercise of the Warrants into common stock without the approval of our stockholders in accordance with NASDAQ Listing Rule 5635(d). In addition, in order to comply with NASDAQ Listing Rule 5635(b), the transaction documents also included a provision that would prevent any investor from obtaining 20% or more of our outstanding common stock by limiting the number of shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. Due to these restrictions, we agreed in the transaction documents to solicit stockholder approval to allow full conversion of the Debentures and full exercise of the Warrants. After extensive discussion of the terms and conditions among the members of our board of directors and with our senior management and advisors of the proposed private placement, our board of directors approved the private placement on these terms, including the need to solicit stockholder approval to allow full conversion of the Debentures and the full exercise of the Warrants. On June 8, 2015, the initial closing of the Private Placement was held and we sold an aggregate principal amount of $900,000 of Debentures and Warrants to purchase 3,626,667 shares of common stock. No further closings in the Private Placement occurred.

In connection with the Private Placement, we agreed to solicit stockholder approval of the full conversion of the Debentures and the full exercise of the Warrants. Pursuant to amendments to the Purchase Agreement, we agreed with the Holders to convene a meeting of stockholders to consider this proposal on or prior to January 31, 2016. We further agreed that in the event that our stockholders did not approve such proposal, we would call a meeting every three months thereafter to seek stockholder approval until the earlier of the date that stockholder approval is obtained or the Debentures are no longer outstanding.

Stockholder Approval and the Listing Rules

We are subject to the Listing Rules because our common stock is listed on The NASDAQ Capital Market. Listing Rule 5635(b) requires us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that would result in a change of control of our company. Pursuant to the Listing Rules, a “change of control” occurs if an investor (or group of investors) has the right to acquire 20% or more of our outstanding shares of common stock or voting power and such ownership or voting power is the largest ownership position in our company.

In addition, Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving:

•	the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

•	the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The closing price of our common stock on the day we entered into the Purchase Agreement was $0.19. Although the initial conversion price of the Debentures is $0.25, the inclusion of price-based anti-dilution provisions in the Debentures and the issuance of the Warrants, result in the Private Placement being deemed to be a below-market issuance pursuant to the Listing Rules. Accordingly, in order for the Private Placement to be structured in a manner consistent with the Listing Rules, the ability for the holders to convert the Debentures or exercise the Warrants is subject to the limitation that the holders cannot convert the Debentures or exercise the Warrants to the extent that the issuance of the shares of common stock upon such conversion or exercise would exceed the aggregate number of shares of the company’s common stock that the company may issue upon conversion of the Debentures and exercise of the Warrants without breaching the company’s obligations under NASDAQ listing rules (the “NASDAQ Share Cap”). Therefore, in order to comply with the Listing Rules, the number of shares of common stock issuable upon conversion of the Debentures and issuable upon exercise of the Warrants are limited under the NASDAQ Share Cap to not more than 19.99% of our total shares of common stock outstanding immediately prior to consummation of the Private Placement unless or until the stockholders approve this proposal. For these purposes, the NASDAQ Share Cap limit applicable to such conversions or exercises of the Debentures and the Warrants is computed based on the number of shares the company had issued and outstanding when it issued the Debentures and Warrants. The NASDAQ Share Cap limitation, however, does not apply if the company’s shareholders approve issuances above the NASDAQ Share Cap, which is a purpose of this proposal.

In light of the agreement by the Holders to these limitations, we agreed to seek stockholder approval to permit the full conversion of the Debentures into shares of common stock and the full exercise of the Warrants. As stated above, pursuant to amendments to the Purchase Agreement, we agreed with the Holders to convene a meeting of stockholders to consider this proposal on or prior to January 31, 2016. We further agreed that in the event that our stockholders did not approve such proposal, we would call a meeting every three months thereafter to seek stockholder approval until the earlier of the date that stockholder approval is obtained or the Debentures are no longer outstanding. If the stockholders approve this proposal, the NASDAQ Share Cap in the Debentures and the Warrants will be eliminated. In addition, the Holders shall not have the right to convert the Debentures or exercise the Warrants to the extent that such conversion or exercise would result in such Holder being the beneficial owner in excess of 4.99% of the company’s common stock; provided, however, that a Holder may, upon 60 days notice elect to increase its beneficial ownership limitation to 9.99% of the company’s outstanding common stock. These limitations are contained in the forms of Debentures and Warrants and will be complied with regardless of the approval of this proposal.

Terms of the Private Placement

SET FORTH BELOW ARE THE MATERIAL TERMS OF THE PRIVATE PLACEMENT. THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE PRIVATE PLACEMENT; HOWEVER, IT IS NOT INTENDED AS A SUBSTITUTE FOR REVIEWING THE FORM OF PURCHASE AGREEMENT, THE FORM OF DEBENTURE, THE FORM OF WARRANT AND THE FORM OF REGISTRATION RIGHTS AGREEMENT IN THEIR ENTIRETY, WHICH WE HAVE PREVIOUSLY FILED WITH THE SEC. THESE AGREEMENTS AND DOCUMENTS WERE FILED AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON JUNE 10, 2015. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THESE DOCUMENTS.

Description of the Debentures

The Debentures are convertible, subject to the NASDAQ Share Cap (as defined above), at any time at the option of the Holder into shares of common stock at the initial conversion price of $0.25 per share. If we issue or sell shares of our common stock, rights to purchase shares of our common stock, or securities convertible into shares of our common stock for a price per share that is less than the conversion price then in effect, such conversion price will be decreased to equal 85% of such lower price. The foregoing adjustments to the conversion price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans and in business combination transactions. In addition, the conversion price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes.

The Debentures bear interest at 9% per annum with interest payable upon maturity or on any earlier redemption date. The Debentures mature on the one-year anniversary of the issuance date thereof. At any time after the issuance date, the company will have the right to redeem all or any portion of the outstanding principal balance of the Debentures, plus all accrued but unpaid interest at a price equal to 110% of such amount. The Holders of Debentures shall have the right to convert any or all of the amount to be redeemed into common stock prior to redemption. The Debentures will be secured, pursuant to a Security Agreement, by a first priority lien on the company’s assets related to its “Inscrybe Referral and Order Management” and “Inscrybe Hospital Discharge” solutions. Subject to certain exceptions, the Debentures contain customary covenants against incurring additional indebtedness and granting additional liens and contain customary events of default. Upon the occurrence of an event of default under the Debentures, a holder of Debentures may require the company to repay all or a portion of its Debentures in cash, at a price equal to 110% of the principal and accrued and unpaid interest.

Description of the Warrants

As a part of the Private Placement, we issued the Holders an aggregate of 3,626,667 Warrants at the initial closing at an initial exercise price of $0.30 per share. The Warrants are exercisable on or after the six month anniversary of the date of issuance and the exercise price for the Warrant is subject to adjustment for certain events, such as stock splits and stock dividends. If the company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the conversion price of the Debentures, the exercise price of the Warrants will be decreased to a lower price based on the amount by which the conversion price of the Debentures was reduced due to such transaction. The foregoing adjustments to the exercise price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans and in business combination transactions. In addition, the exercise price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The Warrants will expire 54 months from the initial exercise date. In addition, the Warrants provide that, beginning six months from issuance, the company shall have the right to cause the holder to exercise the Warrants provided that the following conditions are satisfied: (i) the closing bid price of the company’s common stock is at least $0.45 for the 20 consecutive trading days prior to the date of the mandatory exercise notice and (ii) all of the Warrants issued pursuant to the Purchase Agreement are called for a mandatory exercise. The company, however, may not exercise this mandatory exercise right if the holder of the Warrants would be in violation of any of the ownership exercise limitations included in the Warrants.

Registration Rights Agreement

In connection with the Private Placement, the company and the Purchasers entered into a registration rights agreement under which the company is required, on or before 60 days after the final closing of the Private Placement, to file a registration statement with the SEC covering the resale of the shares of the company’s common stock issuable pursuant to the Debentures and Warrants and to use commercially reasonable efforts to have the registration declared effective as soon as practicable, but in no event later than 90 days after the filing date if the registration statement is not subject to a full review by the SEC, or 120 days after filing if the registration statement is subject to a full review by the SEC. We subsequently agreed with the Holders to defer the initial filing date until February 17, 2015. The company will be subject to certain monetary penalties, as set forth in the registration rights agreement, if the registration statement is not filed, does not become effective on a timely basis, or does not remain available for the resale (subject to certain allowable grace periods) of the registrable securities, as such term is defined in the registration rights agreement.

Consequences Associated with Non-Approval of this Proposal

If our stockholders do not approve this proposal, Holders of the Debentures and Warrants will only be entitled to convert their Debentures and exercise their Warrants issued to them up to the maximum number of shares of common stock permitted under the applicable Listing Rules. In such an event, upon the maturity of the Debentures, we would be required to repay the principal amount of unconverted Debentures, along with accrued interest, in cash and we would not be able to reduce this obligation to the extent that the Debentures could not be converted into shares of common stock. The repayment price of the Debentures is equal to the outstanding principal amount, plus accrued interest, which would amount to $984,000 payable in June 2016 if none of the Debentures are converted. Payments in cash may, at any point, have a significant adverse impact on our business, financial condition and results of operation. Further, we would not be able to receive the maximum amount of potential cash proceeds payable upon exercise of the Warrants. Further, while the Debentures remain outstanding, they will continue to accrue interest at the rate of 9% per annum and we will continue to be subject to the covenants provided for therein.

Further, as we agreed to with the Holders, if this proposal is not approved, we will hold additional meetings at least every three months in an effort to obtain stockholder approval until the earlier of the date that stockholder approval is obtained or the Debentures, which will mature on June 8, 2016, are no longer outstanding. If we are required to hold additional stockholder meetings, we will incur additional expenses in calling and holding one or more additional stockholder meetings.

The repayment of the Debentures would be likely to have an adverse effect on us as doing so would significantly reduce the amount of cash available to us to fund our operations and we may not have sufficient cash proceeds available at such time. If we are required to repay the Debentures, we may need to raise additional capital, which would be likely to result in further dilution to our stockholders. There can be no assurance that we would be successful in raising additional capital, or securing financing if needed or on terms satisfactory to the company. Any inability to obtain required financing on sufficiently favorable terms could have a material adverse effect on our business, results of operations and financial condition. Further, for so long as any Debentures remain outstanding, we will be prohibited from taking certain corporate actions that may be in the best interest of our company and our stockholders as described more fully above.

Consequences Associated with Approval of this Proposal

The conversion of the Debentures and exercise of the Warrants will have a dilutive effect on current stockholders in that the percentage ownership of current stockholders will decline as a result of such events. In addition, the number of shares of common stock issuable upon conversion of the Debentures and exercise of the

Warrants will significantly increase the number of shares of common stock outstanding. This means that our current stockholders will own a smaller interest in us and will have less ability to influence significant corporate decisions requiring stockholder approval. For purposes of example only, a stockholder who owned 10% of our outstanding shares of common stock as of June 1, 2015 would own 8.55% of the outstanding shares of common stock immediately after the full conversion of the aggregate principal amount of $900,000 Debentures at the initial conversion rate of $0.25 and the full exercise of all of the Warrants (without giving effect to the limitations on conversion and exercise, respectively, described in this proposal). Further, if the conversion price of the Debentures was reduced in accordance with the price-based anti-dilution provision described above, the number of shares of common stock issuable upon conversion of the Debentures would increase based on the degree by which the conversion price was reduced. The following table described the dilutive impact of reductions to the initial conversion price of $0.25 in increments of $0.05, to an assumed minimum of $0.05, based on the conversion of an aggregate principal amount of $900,000 of Debentures. The aggregate number of shares issuable upon exercise of the Warrants would not change in the event of any adjustments to the conversion price of the Debentures.

Conversion Price	No. of Conversion Shares Issuable	No. of Warrant Shares Issuable	Percentage Dilution upon Conversion
$0.25	3,600,000	3,626,667	14.5%
$0.20	4,500,000	3,626,667	16.0%
$0.15	6,000,000	3,626,667	18.4%
$0.10	9,000,000	3,626,667	22.8%
$0.05	18,000,000	3,626,667	33.6%

In addition, if the holders of the Debentures and Warrants convert their Debentures or exercise their Warrants and then sell their shares of common stock, such sales could cause the price of our common stock to decrease.

As of the Record Date, we had 42,760,609 shares of common stock outstanding (excluding any shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants and exercise or conversion of other securities presently outstanding which are convertible into or exercisable for shares of common stock). If our stockholders were to approve this proposal, all of the $900,000 principal amount of Debentures would be eligible to be converted into shares of common stock, totaling 3,600,000 at the initial conversion rate of $0.25 (and potentially more in the event of an adjustment to the conversion rate as provided for in the Debentures. Furthermore, if all of the Holders subsequently exercised their Warrants for cash at the exercise price of $0.30 per share, they would receive a total of 3,626,667additional shares of common stock, our stockholders would be further diluted and we would receive gross proceeds of approximately $1,088,000.

No Dissenters’ Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights with respect to this proposal, and we will not independently provide stockholders with any such right.

Vote Required and Board Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on this proposal at the Special Meeting. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FULL CONVERSION OF OUR OUTSTANDING DEBENTURES AND THE FULL EXERCISE OF THE WARRANTS TO PURCHASE SHARES OF COMMON STOCK ISSUED IN OUR JUNE 2015 PRIVATE PLACEMENT.

PROPOSAL NO. 4

APPROVE THE ADJOURNMENT OF THE SPECIAL

MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT

ADDITIONAL PROXIES

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 or 3. We currently do not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal Nos. 1, 2 and 3. If a quorum is present, the affirmative vote of the majority of votes properly cast on the proposal (not counting “abstentions” or “broker non-votes” as votes cast) is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2 and 3. At any adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Board Recommendation

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSALS 1, 2 OR 3.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms. Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive proxy materials, please notify your broker or the company. To contact us, direct your written request to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 1st Floor, Berkeley Heights, NJ 07922 or call at (908) 787-1700. If you revoke your consent, we will promptly deliver to you a separate copy of the proxy materials. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or our corporate secretary.

OTHER BUSINESS

As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the Special Meeting is that herein above set forth. If any other matter or matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must have submitted the proposal no later than the close of business on February 28, 2016. The submission must include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 1st Floor, Berkeley Heights, NJ 07922.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the bylaw provisions, a stockholder who desires to have his, her or its proposal included in next year’s proxy statement must have delivered the proposal to our principal executive offices (at the address noted above) no later than the close of business on December 19, 2015.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management received notice of the proposal before the close of business on March 3, 2016 and advised stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on March 3, 2016.

ADDITIONAL INFORMATION

For further information about Authentidate Holding Corp., please refer to our annual report on Form 10-K for the fiscal year ended June 30, 2015 and our subsequently filed quarterly reports on Form 10-Q. Each such report is publicly available on our website at www.authentidate.com. You may also obtain a copy of such reports by sending a written request to our Chief Financial Officer, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 1st Floor, Berkeley Heights, NJ 07922. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the Special Meeting of stockholders.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a website that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This website can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Dated: December 10, 2015	Charles C. Lucas, Chairman of the Board

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED CERTIFICATE OF INCORPORATION

OF

AUTHENTIDATE HOLDING CORP.

AUTHENTIDATE HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:	The name of the Corporation is Authentidate Holding Corp. (the “Corporation”).

SECOND:	The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 10, 1992.

THIRD:	The Board of Directors of said Corporation adopted a resolution proposed and declaring advisable the amendments to the Certificate of Incorporation of said Corporation as set forth herein.

FOURTH:	The Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by amending and restating Paragraph A of Article Fourth to read in its entirety as follows:

FOURTH: (A) Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ONE HUNDRED AND NINETY-FIVE MILLION (195,000,000) shares, consisting of ONE HUNDRED AND NINETY MILLION (190,000,000) shares of Common Stock, par value $.001 per share (hereinafter, the “Common Stock”), and FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.10 per share (hereinafter, the “Preferred Stock”), of which (i) 28,000 shares have been designated as Series B Convertible Preferred Stock, the relative rights, preferences and limitations of which are as set forth in that certain Certificate of Designations, Preferences and Rights and Number of Shares of Series B Convertible Preferred Stock dated as of the 1st day of October 1999, as amended; (ii) 665,000 shares have been designated as Series D Convertible Preferred Stock, the relative rights, preferences and limitations of which are as set forth in that certain Certificate of Designations, Preferences and Rights and Number of Shares of Series D Convertible Preferred Stock, dated as of the 12th day of June, 2013; [(iii)             shares have been designated as Series E Convertible Preferred Stock, the relative rights, preferences and limitations of which are as set forth in that certain Certificate of Designations, Preferences and Rights and Number of Shares of Series E Convertible Preferred Stock, dated as of the     day of                     , 2015]. Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation and any limitations prescribed by law, the Board of Directors of the Corporation (the “Board”) is authorized to provide for the issuance of and issue shares of Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided in sub-paragraph C of this Article FOURTH.

Upon the effectiveness of the filing with the Secretary of State of the State of Delaware of this Certificate of Amendment to the Certificate of Incorporation, each [---] (--) shares of the Common Stock issued and outstanding as of the date and time that this Certificate of Amendment is filed, shall be automatically combined, into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued. A holder of record of Common Stock at the effective time (the “Effective Time” as described in Article FIFTH) of the Reverse Stock Split who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the fair market value of the Common Stock, as determined in a reasonable manner by the Board of Directors of the Corporation, on the last trading day prior to the Effective Time of the Reverse Stock Split. Each certificate that theretofore represented shares of Common Stock prior to

A-1

the Reverse Stock Split shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified and combined. Upon surrender by a holder of a certificate or certificates for Common Stock, duly endorsed, at the office of the Corporation (or, if lost, an acceptable affidavit of loss is delivered to the Corporation), the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split.

FIFTH:	This Certificate of Amendment to the Certificate of Incorporation, shall be effective at 5:01 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

SIXTH:	This Certificate of Amendment to the Certificate of Incorporation, as amended, has been duly adopted by the Board and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

SEVENTH:	That at a meeting and vote of stockholders, duly held on , 2016, upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware, a majority of stockholders of the Corporation have given consent to said Amendment.

IN WITNESS WHEREOF, Authentidate Holding Corp. has caused this Certificate of Amendment to the Certificate of Incorporation, as amended, to be signed by its duly authorized Chief Executive Officer and President this     day of                     , 2016.

AUTHENTIDATE HOLDING CORP.

By:
Name:
Title:

A-2

Exhibit B

CERTIFICATE OF AMENDMENT

OF THE

AMENDED CERTIFICATE OF INCORPORATION

OF

AUTHENTIDATE HOLDING CORP.

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

Authentidate Holding Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST:	The name of the Corporation is Authentidate Holding Corp.

SECOND:	The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 10, 1992.

THIRD:	The Board of Directors of said Corporation adopted a resolution proposed and declaring advisable the amendments to the Certificate of Incorporation of said Corporation as set forth herein.

FOURTH:	The Amended Certificate of Incorporation of the Corporation is amended to add the following provisions as ARTICLE ELEVENTH thereof:

ELEVENTH. Restrictions on Transfers of Shares.

Section 1. Definitions. As used in this ARTICLE ELEVENTH, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §1.382–2T, 1-382-3 and 1.382-4 shall include any successor provisions):

(a) “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of Article 11.2.

(b) “4.9-percent Shareholder” a Person with a Percentage Share Ownership of 4.9% or more.

(c) “Agent” has the meaning set forth in Article 11.5.

(d) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

(e) “Common Shares” means any interest in Common Stock of the Corporation.

(f) “Corporation Security” or “Corporation Securities” means (i) Common Shares, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4) to purchase Securities of the Corporation, and (iv) any Shares.

(g) “Effective Date” means the date of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

(h) “Excess Securities” has the meaning given such term in Article 11.4.

(i) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article 11 is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, (iii) such date as the Board of Directors shall in good faith determine that it is in the best interests of the Corporation and its stockholders for the transfer limitations in this Article 11 to expire, or (iv) the date that is three years after the Effective Date.

(j) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), and (k) and 1.382-4 or any successor provision. For the sole purpose of determining the Percentage Share Ownership of any entity (and not for the purpose of determining the Percentage Share Ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation §1.382-2T(h)(2)(i)(A).

(k) “Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust, limited liability company, limited partnership, or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity; provided, however, that the term Person shall not include a Public Group.

(l) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(m) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article 11.

(n) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(o) “Purported Transferee” has the meaning set forth in Article 11.4.

(p) “Securities” and “Security” each has the meaning set forth in Article 11.7.

(q) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(r) “Shares” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(s) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.

(u) “Transferee” means any Person to whom Corporation Securities are Transferred.

(v) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 2. Transfer And Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article 11 any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, subject to the exceptions set forth in Article 11.3, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of related Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Shareholder or (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder would be increased. The prior sentence is not intended to prevent the Corporation Securities from being DTC-eligible or CDS-eligible and shall not preclude either the transfer to DTC, CDS or to any other securities intermediary, as such term is defined in § 8-102(14) of the Uniform Commercial Code, of Corporation Securities not previously held through DTC, CDS or such intermediary or the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange, any national securities quotation system or any electronic or other alternative trading system; provided that if such transfer or the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in the remainder of this Article 11. Notwithstanding the foregoing, however, the issuance by the Corporation of shares of Series E Convertible Preferred Stock pursuant to that certain Agreement and Plan of Merger by and among the Corporation, [Merger Sub, LLC], and Peachstate Health Management, LLC d/b/a AEON Clinical Laboratories shall not be a Prohibited Transfer.

Section 3. Exceptions; Waiver of Transfer and Ownership Restrictions.

(a) Any Transfer of Corporation Securities that would otherwise be prohibited pursuant to Article 11.2 shall nonetheless be permitted if (i) prior to such Transfer being consummated (or, in the case of an involuntary Transfer, as soon as practicable after the transaction is consummated), the Board of Directors (or a duly authorized committee thereof) approves the Transfer in accordance with Sections 3(b) or 3(c) of this Article 11 (such approval may relate to a Transfer or series of identified Transfers), (ii) such Transfer is pursuant to any transaction, including, but not limited to, a merger or consolidation, in which all holders of Corporation Securities receive, or are offered the same opportunity to receive, cash or other consideration for all such Corporation Securities, and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of Common Stock or (iii) such Transfer is a Transfer to an underwriter for distribution in a public offering; provided, however, that Transfers by such underwriter to purchasers in such offering remain subject to this Article 11.

(b) The restrictions contained in this Article 11 are for the purposes of reducing the risk that any “ownership change” (as defined in the Code) with respect to the Corporation may limit the Corporation’s ability to utilize its Tax Benefits. The restrictions set forth in Article 11.2 shall not apply, however, to a proposed Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors (or a duly authorized committee thereof) in the manner described below. In connection therewith, and to provide for effective oversight of these provisions, any Person who desires to effect a 4.9-percent Transaction (a “Requesting Person”) shall, prior to the date of such transaction for which the Requesting Person seeks authorization (the “Proposed Transaction”), request in writing (a “Request”) that the Board of Directors (or a duly authorized committee thereof) review the Proposed Transaction and authorize or not authorize the Proposed Transaction in accordance with this Article 11.3(b). A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation. A Request shall include: (i) the name, address and telephone number of the Requesting Person; (ii) the number and Percentage Stock Ownership of Corporation Securities then beneficially owned by the Requesting Person; (iii) a reasonably detailed description of the Proposed Transaction or Proposed Transactions for which the Requesting Person seeks authorization; and (iv) a request that the Board of Directors authorize the Proposed Transaction pursuant to this

Article 11.3(b). The Board of Directors shall, in good faith, endeavor to respond to each Request within twenty (20) Business Days of receiving such Request. The Board of Directors may authorize a Proposed Transaction if it determines that the Proposed Transaction would not jeopardize the Corporation’s ability to preserve and use the Tax Benefit. Further, the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is otherwise in the best interests of the Corporation. Any determination by the Board of Directors not to authorize a Proposed Transaction shall cause such Proposed Transaction to be deemed a Prohibited Transfer. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with authorizing any Proposed Transaction. In addition, the Board of Directors may require an affidavit or representations from such Requesting Person or opinions of counsel to be rendered by counsel selected by the Requesting Person (and reasonably acceptable to the Board of Directors), in each case, as to such matters as the Board of Directors may reasonably determine with respect to the preservation of the Tax Benefits. Any Requesting Person who makes a Request to the Board of Directors shall reimburse the Corporation, within thirty (30) days of demand therefor, for all reasonable out-of-pocket costs and expenses incurred by the Corporation with respect to any Proposed Transaction, including, without limitation, the Corporation’s reasonable costs and expenses incurred in determining whether to authorize the Proposed Transaction, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board of Directors to advise the Board of Directors or deliver an opinion thereto.

(c) Notwithstanding the foregoing, the Board of Directors may determine that the restrictions set forth in Article 11.2 shall not apply to any particular transaction or transactions, whether or not a request has been made to the Board of Directors, including a Request pursuant to Article 11.3(b), subject to any conditions that it deems reasonable and appropriate in connection therewith.

(d) The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article 11.3 through duly authorized officers or agents of the Corporation. Nothing in this Article 11.3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 4. Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of a stockholder of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Article 11.5 or until an approval is obtained under Article 11.3. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Article 11.4 or Article 11.5 shall also be a Prohibited Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its share transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article 11, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this Article 11 as a condition to registering any transfer.

Section 5. Transfer To Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent to the Purported Transferee within 20 days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers (which may include the Corporation) the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article 11.6 if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 6. Application Of Proceeds And Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Prohibited Transfer without consideration, the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer or, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, which amount shall be determined at the discretion of the Board of Directors); and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Article 11.6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article 11.6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

Section 7. Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause (i) any Person to become a 4.9-percent Shareholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.9-percent Shareholder to be increased, the application of Article 11.5 and Article 11.6 shall be modified as described in this Article 11.7. In such a case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article 11. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Article 11.5 and Article 11.6, except that the maximum aggregate amount payable either to such 4.9-percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person. The purpose of this Article 11.7 is to extend the restrictions in Article 11.2 and Article 11.5 to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Article 11.7, along with the other provisions of this Article 11, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Section 8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof, in either case, with any Prohibited Distributions, to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Article 11.5, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Article 11.8 shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article 11 being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Article 11.5 to constitute a waiver or loss of any right of the Corporation under this Article 11. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article 11.

Section 9. Obligation To Provide Information. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may reasonably request from time to time in order to determine compliance with this Article 11 or the status of the Tax Benefits of the Corporation.

Section 10. Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of Corporation Securities that are subject to the restrictions on transfer and ownership contained in this Article 11 bear the following legend:

“THE AMENDED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION CONTAINS RESTRICTIONS CONCERNING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) AS DESCRIBED IN ARTICLE ELEVENTH OF SUCH AMENDED CERTIFICATE OF INCORPORATION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article 11 for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system.

Section 11. Authority Of Board Of Directors.

(a) All determinations and interpretations of the Board of Directors shall be interpreted or determined, as the case may be, by the Board of Directors in its sole discretion.

(b) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article 11, including, without limitation, (i) the identification of 4.9- percent Shareholders, (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, and (v) the amount (or fair market value) due to a Purported Transferee pursuant to Article 11.6. In addition, the Board of Directors may, to the extent permitted by applicable law, from time to time and subject to the terms hereof and thereof, establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article 11 for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article 11.

(c) Notwithstanding anything herein to the contrary, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article 11, (ii) modify the definitions of any terms set forth in this Article 11 (other than the term “Expiration Date”) or (iii) modify the terms of this Article 11 (other than the Expiration Date) as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(d) In the case of an ambiguity in the application of any of the provisions of this Article 11, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article 11 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article 11. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article 11. The Board of Directors may delegate all or any portion of its duties and powers under this Article 11 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article 11 through duly authorized officers or agents of the Corporation. Nothing in this Article 11 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 12. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article 11. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Section 13. Benefits Of This Article 11. Nothing in this Article 11 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article 11. This Article 11 shall be for the sole and exclusive benefit of the Corporation and the Agent.

Section 14. Severability. The purpose of this Article 11 is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article 11 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article 11.

Section 15. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article 11, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

FIFTH:	That at a meeting and vote of stockholders, duly held on , upon notice and in accordance with Section 222 of the General Corporation Law of the State of Delaware, a majority of stockholders have given consent to said amendment.

SIXTH:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

SEVENTH:	That this Certificate of Amendment of the Certificate of Incorporation shall be effective on the date of filing with the Secretary of the State of Delaware.

IN WITNESS WHEREOF, Authentidate Holding Corp. has caused this certificate to be signed by its Chief Executive Officer and President this     day of                     , 2016.

AUTHENTIDATE HOLDING CORP.

By:
Chief Executive Officer and President

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ««« EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AUTHENTIDATE HOLDING CORP.	Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on January 19, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
PROXY	Please mark your votes like this	☒
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:

1. APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. APPROVAL OF PROTECTIVE AMENDMENT TO CERTIFICATE OF INCORPORATION.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. APPROVAL UNDER APPLICABLE NASDAQ RULES OF THE FULL CONVERSION OF OUTSTANDING CONVERTIBLE DEBENTURES AND FULL EXERCISE OF THE COMMON STOCK PURCHASE WARRANTS ISSUED IN THE JUNE 2015 PRIVATE PLACEMENT.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. APPROVAL OF AUTHORIZATION TO ADJOURN THE SPECIAL MEETING.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE PROPOSALS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                          Signature, if held jointly                                                          Date                    ,

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be held January 20, 2016

The proxy statement is available at:

http://www.cstproxy.com/authentidate/sm2016

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints Charles C. Lucas and William P. Henry and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on December 4, 2015 at the Special Meeting of Stockholders of Authentidate Holding Corp. to be held on January 20, 2016 or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(continued and to be marked, dated and signed, on the other side)